Exhibit 99.(h)(5)(G)

TENTH AMENDMENT TO

AMENDED AND RESTATED ADMINSTRATIVE SERVICES AGREEMENT

This Tenth Amendment to Amended and Restated Administrative Services Agreement (the "Amendment") is made as of March 22, 2017 by and among AMERICAN BEACON FUNDS, a Massachusetts business trust (the "Beacon Trust"), AMERICAN BEACON ADVISORS, INC., a Delaware corporation ("ABA"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

WHEREAS, the Beacon Trust, American Beacon Master Trust, a Massachusetts business Trust (“Master Trust”), ABA, and State Street entered into an Amended and Restated Administrative Services Agreement dated as of March 1, 2005 (as amended, supplemented, restated or otherwise modified, the "Agreement");

WHEREAS, the Agreement was terminated with respect to the Master Trust as of December 7, 2010; and

WHEREAS, the parties desire to amend the Agreement to add the AMERICAN BEACON INSTITUTIONAL FUNDS TRUST, a Delaware statutory trust (the “Institutional Trust”) as a party to the Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	Amendment to Agreement.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	Miscellaneous.

(a)        Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b)        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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AMERICAN BEACON FUNDS

on behalf of its series listed on Schedule A, Sec. IV, severally and not jointly

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

By:	/s/ Melinda G. Heika
Melinda G. Heika
Treasurer

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

on behalf of its series listed on Schedule A, Sec. IV, severally and not jointly

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

By:	/s/ Melinda G. Heika
Melinda G. Heika
Treasurer

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Rosemary K. Behan
Rosemary K. Behan
Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Andrew Erickson
Executive Vice President

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SCHEDULE A

TO THE

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

Updated: March 22, 2017

Statement of Intent/Operating Procedures

State Street Bank and Trust Company ("State Street") shall fulfill its duties set forth in the Amended and Restated Administrative Services Agreement dated March 1, 2005 (as amended, supplemented, restated or otherwise modified, the "Agreement") by and among American Beacon Funds (the "Beacon Trust"), American Beacon Institutional Funds Trust (the “Institutional Trust”) (collectively the “Trusts”), American Beacon Advisors, Inc. ("ABA"), and State Street in accordance with the following:

I.	Scope of the Engagement.

The Trusts are seeking to equitize the cash balances of certain of their respective mutual fund series (each, a "Fund"). ABA, as authorized by the Trusts, will manage the underlying cash balances and has directed State Street under the terms of the Agreement to purchase or sell futures or forwards contracts to maintain appropriate equity and currency exposure as directed by ABA under the Agreement, as amended. State Street will not be responsible for providing reporting on any of the underlying funds.

ABA hereby directs State Street to equitize a percentage of the cash balance of each Fund as specified in Section V. in order to maintain exposure for each Fund's liquid assets on a daily basis.

With respect to the American Beacon Grosvenor Long/Short Fund (“Grosvenor Fund”), ABA hereby authorizes and instructs State Street to accept written direction from either ABA or Grosvenor Capital Management, L.P. (“GCM”), the fund’s lead subadviser, for any changes to the Grosvenor Fund equitization percentage or futures contracts used. Any changes to the Grosvenor Fund equitization percentage or futures contracts used must be communicated to State Street, using the letter template provided by State Street and attached hereto as Appendix I, at least two days prior to the intended effective date of those changes. Such changes shall become a material part of this Statement of Intent/Operating Procedure unless and until further modified in writing.

For Funds other than the Grosvenor Fund, the cash balance shall be the total cash balance of the Fund at the composite fund level, which includes cash of the control account and each underlying subadvisor sleeve. For the Grosvenor Fund, the cash balance shall be only the cash balance of the control account. In determining the cash balance of a Fund other than the Grosvenor Fund, State Street is hereby instructed by ABA to exclude the dollar value of pending securities buys and include the dollar value of pending securities sells for such Fund.

For the Funds to be equitized as directed, the equitized percentages, the futures contracts used, and the list of approved futures commission merchants are listed in Sections V, VI, VII and VIII.

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II.	Implementation.

For a new Account of a Fund ABA will direct State Street to equitize any initial portfolio cash balances, and, on an ongoing basis, State Street will buy and/or sell the appropriate number of approved contracts to reflect changes in the underlying cash balances using the procedures listed in Section III of this Schedule A. Such procedures may be modified by amending the Agreement. With respect to the American Beacon International Equity Fund, a series of the Trust, ABA hereby instructs that contracts to be purchased from the list set forth in Section VI of this Schedule A be purchased substantially in proportion to the capitalization weights of the eleven (11) countries as they comprise the Morgan Stanley Capital International Europe, Asia and Far East Index plus Canada, excluding U.S. (the "EAFE Index").

With respect to the American Beacon SGA Global Growth Fund, a series of the Beacon Trust, and the American Beacon Diversified Fund, a series of the Institutional Trust, ABA hereby instructs that contracts to be purchased from the list set forth in Section VIII of this Schedule A be purchased substantially in proportion to the capitalization weights of the countries as they comprise the MSCI All Country World Index.

III.	Daily Operating Procedures

Morning	State Street's Mutual Fund Custody Group (MFG) determines level of Liquid Assets and transmits information to State Street Global Advisors' Operations division ("SSgA").

Noon	MFG transfers appropriate excess cash per standing instructions by the Trusts on behalf of a Fund into a cash sweep investment vehicle selected by ABA pursuant to a Proper Instruction, which may be a standing instruction, provided to State Street. MFG faxes liquidity position activity spreadsheet to SSgA and ABA.

12:00pm	MFG calls SSgA if spreadsheet will be delayed.

12:00 1:00pm	SSgA performs the following operational procedures on the document prepared by MFG:
• Values on spreadsheet are validated;
• Consistency checks are conducted;
• Amounts are confirmed with ABA if special notice re balancing is requested.

1:00pm	SSgA forwards activity spreadsheet to SSgA's futures manager ("Futures Manager").

1:00-1:30pm	In accordance with the Agreement, the Trusts’ standing instructions, and any subsequent ABA instruction, Futures Manager loads cash balance data into trading system which calculates the number of futures and/or forwards contracts to be purchased or sold. Futures volume is determined by asset pool. Forwards volume is determined by currency exposure in each applicable country.

1:30pm	Futures Manager sends trades to one or more FCMs as specified in Section V below. In addition, the Futures Manager sends any forward trades to the SSgA currency trading desk.

4:45pm	Futures Manager electronically receives trade confirmation data from FCMs. Prices are confirmed. Trade information is sent to MFG to process.

8:00am (next day)	SSgA sends daily calculations of variation margin to MFG which confirms these calculations with the statements received from the FCMs. International futures and forward trades are confirmed by SSgA.

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IV.	Eligible Funds

Trust	Fund

AMERICAN BEACON FUNDS	American Beacon Acadian Emerging Markets Managed Volatility Fund
American Beacon Bahl & Gaynor Small Cap Growth Fund
American Beacon Balanced Fund
American Beacon Bridgeway Large Cap Growth Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Grosvenor Long/Short Fund
American Beacon Holland Large Cap Growth Fund
American Beacon International Equity Fund
American Beacon Large Cap Value Fund
American Beacon The London Company Income Equity Fund
American Beacon Mid Cap Value Fund
American Beacon SGA Global Growth Fund
American Beacon Small Cap Value Fund
American Beacon Zebra Small Cap Equity Fund

AMERICAN BEACON INSTITUTIONAL FUNDS	American Beacon Diversified Fund

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V.	List of Approved Futures Contracts - American Beacon Funds and American Beacon Institutional Funds

American Beacon Funds Series	Futures Contract Used	FCM	Equitization %
American Beacon Balanced	S&P 500	See Sec. VII	90%
American Beacon Large Cap Value	S&P 500		90%
American Beacon International Equity	Approved List of CFTC Futures Contracts – See Section VI		90%
American Beacon Mid-Cap Value	S&P 400		90%
American Beacon Small Cap Value	Russell 2000		90%
American Beacon Zebra Small Cap Equity	Russell 2000		90%
American Beacon Bridgeway Large Cap Growth	S&P 500		90%
American Beacon Bridgeway Large Cap Value	S&P 500		90%
American Beacon Holland Large Cap Growth	S&P 500		90%
American Beacon The London Company Income Equity	S&P 500		90%
American Beacon Bahl & Gaynor Small Cap Growth	Russell 2000		90%
American Beacon SGA Global Growth	See Section VIII		90%
American Beacon Acadian Emerging Markets Managed Volatility	E-Mini MSCI Emerging Markets Index Futures		90%
American Beacon Grosvenor Long/Short	S&P 500 Russell 2000		As Instructed by GCM in accordance with Appendix I
American Beacon Institutional Funds Series	Futures Contract Used	FCM	Equitization %
American Beacon Diversified Fund	See Section VIII		90%

VI.	List of Approved Futures Contracts – American Beacon Funds/International Equity Fund

Country	Contract Name
U.K.	FTSE
Germany	DAX
France	CAC40
Sweden	OMX
Italy	MIB 30
Spain	IBEX 35
Japan	TOPIX
Hong Kong	Hang Seng
Australia	All Ords
Canada	TSE 35
Netherlands	AEX INDEX

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VII.	List of Approved Futures Commission Merchants

A.	Goldman, Sachs & Co.
B.	J.P. Morgan Futures Inc.
C.	Merrill Lynch, Pierce, Fenner & Smith Incorporated

VIII.     List of Approved Futures Contracts – American Beacon Funds/SGA Global Growth Fund and American Beacon Institutional Funds/Diversified Fund

State Street is not permitted to purchase or sell options on futures contracts.

The SGA Fund's cash balances may be equitized using the following contracts. Please weight each contract based upon the relative exposures of each market in the MSCI All Country World Index. Please allocate CAD exposure to that of the S&P 500 Mini Index:

•	S&P 500 Mini Index Futures
•	MSCI EAFE Mini Index Futures
•	MSCI Emerging Markets Mini Index Futures

AMENDED AND ACCEPTED:

AMERICAN BEACON FUNDS
On behalf of its series listed on
Schedule A, Sec. IV, severally and not jointly

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

By:	/s/ Melinda G. Heika
Melinda G. Heika
Treasurer

State Street: Limited Access

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
on behalf of its series listed on Schedule A, Sec. IV, severally and not jointly

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

By:	/s/ Melinda G. Heika
Melinda G. Heika
Treasurer

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Rosemary K. Behan
Rosemary K. Behan
Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Tricia Cormier
Tricia Cormier
Vice President

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APPENDIX I

Letter of Direction Template for

Changes to Equitization Percentages and/or

Futures Contracts Used

The Grosvenor Fund

[Insert Date]

VIA FACSIMILE

State Street Global Advisors

State Street Financial Center

One Lincoln Street

Boston, MA 02111

Attention:	SSgA Boston Client Implementation Services

Fax: (617) 204-0088 or

Email: ssgatradeinstruct@ssga.com

Re: Contract / Guidelines Change Notification for SSGA Account #ABV0 (“Account”)

Dear State Street Global Advisors:

Reference is made to the Administrative Services Agreement entered into on March 1, 2005 by and among American Beacon Funds, American Beacon Advisors, Inc. (“ABA”), and State Street Bank and Trust Company (“State Street”) (as amended, supplemented, restated or otherwise modified, the "Agreement") in which ABA manages underlying cash balances of certain of its funds and has directed State Street, through its investment management division State Street Global Advisors (“SSGA”), under the terms of the Agreement, to purchase or sell futures or forwards contracts to maintain appropriate equity and currency exposure as directed by ABA. Under the terms of the Agreement ABA has authorized State Street to accept written instructions from Grosvenor Capital Management, L.P. for the American Beacon Grosvenor Long/Short Fund with respect to the equitization percentage and futures contracts used.

With an Effective Date of XX-XX-XXXX, this letter will serve as direction for State Street to take the following action with respect to the percentage of cash balances that are to be equitized for specific funds and/or the futures contracts to be used for such funds.

Update Section V of the Statement of Intent / Operating Procedures by changing equitization percentage(s) and/or the futures contracts to be used for the following fund(s) as follows:

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Fund	Futures Contract Used	Futures Contract Weights	Equitization %
American Beacon Grosvenor Fund			___%
Russell 2000
S&P 500

The above changes shall become a material part of the Statement of Intent / Operating Procedures unless and until further modified in writing.

We understand that this signed letter should be faxed or emailed to SSGA Boston Client Implementation at the number/address below no later than 4PM EST two (2) days prior to the Effective Date (i.e. Effective Date – 2).

(617) 204-0088
ssgatradeinstruct@ssga.com

We understand that SSGA is providing this template in order to ensure that all required information is included in the change request. Before signing and submitting this letter, we have reviewed it for accuracy and completeness and ensured that all instructions, as they appear, match our intent.  We understand that we, and not SSGA, will be responsible for any inaccurate or incomplete information.

Regards,

Grosvenor Capital Management, L.P.

____________________________

Authorized Signor

Print Name: ___________________

Date: ________________________

Telephone: ____________________

cc:	American Beacon Advisors

220 East Las Colinas Blvd.

Suite 1200

Irving, TX 75039

Atten: Counsel

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